                                                                  EXHIBIT 99.4


    RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                      FOR THE YEAR ENDED DECEMBER 31, 2000


The Operating Expenses and Operating Income (Loss) and Operating Margin sections on page 18 of Management's Discussion and Analysis included in our 2002 Annual Report to Shareowners (which is incorporated by reference into our 2002 Form 10-K) discuss the following non-GAAP financial measures for the year ended December 31, 2000:


                                                        OPERATING                      OPERATING
                                                        EXPENSES          CASM           INCOME         OPERATING
                                                          ($M)           (CENTS)          ($M)           MARGIN
                                                        ---------      ----------      ----------       ---------
GAAP:                                                    $15,104            9.75           $1,637            9.8%
Items excluded:
  Asset writedowns, restructuring and related items:
     Early retirement medical option program                 (86)          (0.06)              86            0.5%
     Facility closures                                       (22)          (0.01)              22            0.1%
     Other                                                     7              --               (7)            --
                                                        ---------      ----------      ----------       ---------

Non-GAAP                                                 $15,003            9.68           $1,738           10.4%
                                                        =========      ==========      ==========       =========
